Form N-SAR, Sub-Item 77C
Submission of matters to a vote of security holders


Nuveen Premium Income Municipal Fund 2, Inc.
33-46940, 811-06621



The annual meeting of shareholders was held on July 29, 2008, at The Northern Trust Company, 50 South La Salle
Street, Chicago, IL 60675; at this meeting the shareholders were asked to vote on the elimination of Fundamental Investment Policies and the approval of new
Fundamental Investment Policies. The meeting was subsequently adjourned to August 29, 2008 and additionally adjourned to September 30, 2008, October 28,
2008 and November 25, 2008.

Voting results are as follows:

<c> Common and MuniPreferred shares voting together as a class
 <c> MuniPreferred shares voting together as a class
To approve the elimination of the Funds
fundamental policy relating to
investments in municipal securities and
 below investment grade securities.


   For
             19,162,094
                    3,218
   Against
               1,364,811
                       520
   Abstain
                  644,829
                       179
   Broker Non-Votes
               5,840,427
                    8,071
      Total
             27,012,161
                  11,988



To approve the new fundamental policy
 relating to investments in municipal
securities for the Fund.


   For
             19,246,953
                    3,363
   Against
               1,274,613
                       378
   Abstain
                  650,168
                       176
   Broker Non-Votes
               5,840,427
                    8,071
      Total

             27,012,161
                  11,988



To approve the elimination of the
fundamental policy relating to investing in other investment companies.


   For
             19,076,745
                    3,334
   Against
               1,397,958
                       407
   Abstain
                  697,031
                       176
   Broker Non-Votes
               5,840,427
                    8,071
      Total
             27,012,161
                  11,988



To approve the elimination of the
fundamental policy relating to derivatives and short sales.


   For
             19,028,570
                    3,159
   Against
               1,406,219
                       552
   Abstain
                  736,945
                       206
   Broker Non-Votes
               5,840,427
                    8,071
      Total
             27,012,161
                  11,988



To approve the elimination of the
fundamental policy relating to
commodities.



   For
             18,969,653
                    3,181
   Against
               1,482,706
                       533
   Abstain
                  719,375
                       203
   Broker Non-Votes
               5,840,427
                    8,071
      Total
             27,012,161
                  11,988



To approve the new fundamental policy
relating to commodities.



   For
             18,967,381
                    3,303
   Against
               1,489,999
                       483
   Abstain
                  714,354
                       131
   Broker Non-Votes
               5,840,427
                    8,071
      Total
             27,012,161
                  11,988



Proxy materials are herein incorporated by reference to the SEC filing on June 30, 2008, under Conformed Submission Type DEF 14A, accession number 0000950137-08- 008993.